U.S. GOLD CORP



Combining robust economics with district-scale exploration in mining friendly U.S. jurisdictions

October 2020

Nasdaq : USAU

U.S. Gold Corp. (NASDAQ:USAU) is a U.S. focused gold exploration and development company advancing high potential projects in Wyoming, Nevada and Idaho. The company is advancing the CK Gold Project towards production in Wyoming and has district scale exploration projects on Nevada's productive Cortez and Carlin Trends. The Challis Gold project is located in Idaho. U.S. Gold Corp. has assembled a team of renowned explorers and prolific company builders and has a tight share structure.

CK GOLD PROJECT

*Potential near-term production, WY**

- Advanced Exploration and Development property
- Mining friendly location in the Silver Crown Mining District of southeast Wyoming
- Preliminary Economic Assessment (**PEA**) prepared by Mine Development Associates shows the following resource:
  - 926,000 Measured and Indicated oz Au and 223mm lbs Cu
  - 174,000 Inferred oz Au, 62.5mm lbs Cu
  - Pre-tax $178.5 million Net Present Value (NPV) at $1,275/oz Au and $2.80/lb Cu
- CK Gold Project remains open in multiple directions for resource expansion

NEVADA / IDAHO

District-Scale Exploration

- Keystone located on the Cortez Gold Trend, one of the world's most highly-prospective mineral trends
  - 10 miles south of Barrick's Cortez Hills Mine Complex
- Maggie Creek located on the Carlin Trend, one of the world's most highly prospective mineral trends
  - Approximately 10 miles NE of Newmont Mining's Gold Quarry Mine
- Challis Gold Project in Idaho has a historic report (not current), estimating a 313,825 Au ounce resource
  - We believe this historic (non-current) report shows significant upside exploration potential

COMMON SHARES OUTSTANDING *(as of October 2, 2020)*	CASH *(as of July 31, 2020)*	MARKET CAP. *(as of October 2, 2020)*	NPV *(as of December, 2017 PEA)*
3.65M	$1.7M	$33M	$178.5M

* The estimates contained in the paragraph above are not recognized by the United States Securities and Exchange Commission. See "Cautionary Note to U.S. Investors Concerning Mineral Resources" on the next page. Amounts shown reflect the estimated in situ resource and do not include adjustments for metal recoveries.

KEYSTONE: BUILDING THE NEXT DISTRICT ON THE CORTEZ TREND



Ordovician Margin
Pipeline
South Pipeline
Windmill
east boundary Cortez Trend
Cortez
Cortez Hills
Pediment
Horse Canyon
Red Hill
Gold Rush
ET Blue
Devonian Margin
basin
shelf
west boundary Cortez Trend
Tolyabe
Sr 706 line
Silurian Margin
Keystone Project Area
Rooster
Tonkin
N
W
E
S
Keystone and Gold Bar North Projects on the Cortez Trend (Battle Mtn-Eureka Trend)
scale in miles
scale in km
Gold Bar North Project Area
Gold Stone
Gold Ridge
Gold Bar

- The Cortez Trend is one of the world's most productive trends - producing ~ 1M oz of gold per year
- The trend hosts numerous world class deposits; Barrick's Pipeline (~21M oz gold), Cortez Hills (~15M oz gold) and Goldrush (~10M oz gold)
- Significant discoveries still being made on the Cortez Trend, e.g. Barrick's Fourmile Project.
- The NNW-trending Sr .706 line likely represents a major crustal suture favorable for development of gold-bearing hydrothermal systems and deposits
- Keystone exhibits certain similarities to Barrick's deposits to the north - host rock, stratigraphy, intrusive-centered dome.

THE TEAM

DIRECTORS

John N. Braca	Chairman
Edward M. Karr	Director
The Honorable Ryan K. Zinke	Director
Timothy M. Janke	Director
Andrew Kaplan	Director
Douglas Newby	Director

MANAGEMENT TEAM

George Bee	President
Edward Karr	CEO
David Rector	COO
Eric Alexander	CFO, Secretary
Ken Coleman	Project Geologist

TECHNICAL ADVISORY TEAM

Tom Chapin	Senior Consulting Geologist
Jim Wright	Geophysical Advisor
Brion Theriault	Contract Geologist

CK GOLD PROJECT: COMPELLING ECONOMICS, LOW CAPEX, POTENTIAL NEAR-TERM PRODUCTION

SUMMARY OF PEA ESTIMATED CK GOLD PROJECT PRE-TAX ECONOMIC RESULTS*

	Base Case
Gold price (US$/ounce)	$1,275
Copper Price (US$/lb)	$2.80
Net Cash Flow	$296.8 million
Net Present Value (5.0% Discount rate)	$178.5 million
Internal Rate of Return	33.10%
CAPEX	$113.66 million
Payback	2.5 years
17 year projected mine life	~40,700 Au oz / year; 10,700,000 Cu lbs/yr

WHY U.S. GOLD CORP.?

- World-class portfolio in mining friendly jurisdictions
- Unique combination - significant blue sky exploration & potential near-term production
- Team of renowned mine developers, proven company builders & serial entrepreneurs
- Extremely tight share structure with a large audience – NASDAQ listed

U.S. Gold Corp.
Suite 102, Box 604
1910 E Idaho St, Elko, NV 89801

ir@usgoldcorp.gold
www.usgoldcorp.gold
+1 800 557 4550

Nasdaq : USAU

*Cautionary Note to U.S. Investors Concerning Mineral Resources: We may use certain terms in this presentation, such as "measured," "indicated," or "inferred" mineral resources, which are defined in Canadian Institute of Metallurgy guidelines, the guidelines widely followed to comply with Canadian National Instrument 43-101-- Standards of Disclosure for Mineral Projects ("NI 43-101"). We advise U.S. investors that these terms are not recognized by the United States Securities and Exchange Commission (the "SEC"). The estimation of measured and indicated resources involves greater uncertainty as to their existence and economic feasibility than the estimation of proven and probable reserves under the SEC's disclosure rules. Under U.S. standards, mineralization may not be classified as a "reserve" unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. Mineral resources that are not mineral reserves do not have demonstrated economic viability. U.S. investors are cautioned not to assume that measured or indicated mineral resources will be converted into reserves. Inferred mineral resources have a high degree of uncertainty as to their existence and their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource exists, or is economically or legally viable. Under Canadian rules, estimates of "inferred mineral resources" may not form the basis of feasibility studies, pre-feasibility studies or other economic studies, except in prescribed cases, such as in a preliminary economic assessment under certain circumstances. Disclosure of "contained ounces" in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute "reserves" by SEC standards as in place tonnage and grade without reference to unit measures.